Exhibit 10.6
GENERAL CABLE CORPORATION
STOCK INCENTIVE PLAN

GLOBAL STOCK UNIT AGREEMENT
NON-EMPLOYEE DIRECTOR
GRANTED TO:
DATE OF GRANT:
GRANTED PURSUANT TO:     General Cable Corporation Stock Incentive Plan
NUMBER OF UNITS:
VESTING SCHEDULE:    100% on 1st Anniversary of Date of Grant
1.Agreement. This Stock Unit Agreement (the “Agreement”) is made and entered into as of «Date_of_Grant» (the “Date of Grant”) between General Cable Corporation, a Delaware corporation (the “Company”), and «MProper_Name», as a participant (the “Participant”) in the General Cable Corporation Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.
2.Grant. The Participant is granted «Munits» restricted stock units with respect to the Common Stock of the Company (the “Stock Units”). The Stock Units are granted as provided for under the Plan and are subject to the terms and conditions set forth in the Plan and this Agreement. Except as otherwise provided in Paragraphs 8 and 9 below, the Stock Units shall vest only if the Participant continues in service through the vesting date set forth in the vesting schedule above.
3.Vesting. The Stock Units shall be promptly recorded on the books of the Company as Stock Unit awards. When and if the vesting requirements are satisfied, the Participant shall be entitled to receive one share of Common Stock for each vested Stock Unit granted hereunder, except as otherwise provided in Paragraph 9(b) below. Each vested Stock Unit shall be settled within 90 days of the applicable vesting date, but no later than March 15 of the calendar year following the calendar year in which the Stock Unit vested. Prior to the vesting and settlement of the Stock Units, the Participant shall have no rights as a stockholder with respect to the shares of Common Stock underlying the Stock Units.
4.Adjustment. If under Section 12 of the Plan, the Participant shall be entitled to new, additional or different Stock Units, such new, additional or different Stock Units shall be subject to the vesting and other restrictions as provided in Paragraphs 7, 8 and 9 below.
5.Rights as Shareholder. The Stock Units shall be subject to the vesting requirements and other restrictions as provided in this Agreement. Upon the delivery of shares of Common Stock under this Agreement after vesting, the Participant shall have all the rights of a shareholder with respect to such shares of Common Stock, including, but not limited to, the right to vote such shares of Common Stock and to receive all dividends and other distributions paid with respect to them, and all such shares of Common Stock shall be evidenced by one or more certificates.

6.Dividend Equivalent Rights. The Stock Units shall include corresponding Dividend Equivalent Rights. The Dividend Equivalent Rights shall be subject to the same vesting requirements and forfeiture provisions as the Stock Units, and shall be settled in the form of a cash payment at the same time that the vested Stock Units are settled as provided in Paragraph 3 above.
7.Non-Transferability. Stock Units may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of any of the Stock Units in any such manner shall result in the immediate forfeiture of the Stock Units.
8.Termination of Service.
(a)    In the event of the termination of the Participant’s service on the Board prior to «Vesting_Date», the Participant shall forfeit any unvested Stock Units and shall not have any right to payment in respect thereof, unless otherwise provided in this Paragraph 8 or Paragraph 9 below.
(b)    If the Participant’s service on the Board terminates prior to «Vesting_Date» on account of the Participant’s death or Disability (as defined below), any unvested Stock Units will vest as of the date of the Participant’s death or Disability. For purposes of this Agreement, “Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(c)    If the Participant’s service on the Board is terminated for Cause, whether before or after «Vesting_Date», the Stock Units shall immediately be forfeited and the Participant shall not have any right to payment in respect thereof.
(e)    Any Stock Units that vest upon termination of service pursuant to this Paragraph 8 shall be settled in accordance with Paragraph 3 above. Any Stock Units that do not vest upon termination of service shall be forfeited and the Participant shall not have any right to payment in respect thereof.
9.Change in Control.
(a)    If a Change in Control occurs prior to «Vesting_Date», the Stock Units shall become payable as described in this Paragraph 9; provided that, the Committee may take such other actions with respect to the Stock Units as it deems appropriate pursuant to the Plan.
(b)    The Committee may determine that the unvested Stock Units shall be (i) converted to and payable in units with respect to shares or other equity interests of the acquiring company or its parent or (ii) payable in cash based on the Fair Market Value of the Stock Units as of the date of the Change in Control.
(c)    If the Participant continues in service through «Vesting_Date», the Stock Units shall vest on such date and shall be paid in accordance with Paragraph 3.
(e)    If the Participant’s service on the Board terminates on account of death or Disability upon or after the Change in Control and prior to «Vesting_Date», the Stock Units shall become fully vested upon such termination of service and shall be paid in accordance with Paragraph 3.

(f)    If the Participant’s service on the Board is terminated by the Company without Cause upon or within 12 months following the Change in Control and prior to «Vesting_Date», any unvested Stock Units shall become fully vested upon such termination of service and shall be paid in accordance with Paragraph 3.
10. Deferral of Shares. Subject to Section 9(b) of the Plan and to the extent the Participant is eligible for participation in the General Cable Corporation Deferred Compensation Plan (the “DCP”), the Participant shall be entitled to defer receipt of shares of Common Stock under the terms of an agreement acceptable to the Company under the DCP and applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
11. Tax and Social Insurance Withholding. The Participant acknowledges that liability for all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) legally due by the Participant is and remains the Participant’s responsibility, and the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the subsequent sale of any shares of Common Stock acquired pursuant to the Stock Units and the receipt of any dividends; and (b) does not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items. Prior to the delivery of the shares of Common Stock upon the vesting of the Stock Units, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the vesting of the Stock Units that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the shares of Common Stock (as determined by the Company in its sole discretion). The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from cash amounts payable under this Agreement or other amounts payable to the Participant, with no withholding in shares of Common Stock. By accepting this grant of Stock Units, the Participant expressly consents to the withholding of shares of Common Stock or other amounts payable to the Participant as provided for hereunder, if required by applicable law. All other Tax-Related Items related to the Stock Units and any shares of Common Stock delivered in payment thereof are the Participant’s sole responsibility.
12. Legend. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.
13. Stock Units Subject to Securities Law. The Participant covenants and agrees with the Company that if, with respect to the Stock Units or any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the Stock Units or shares of Common Stock subject to this Agreement, (i) that he or she takes the Stock Units or such shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale of such shares of Common Stock, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificates evidencing such shares of Common Stock shall bear a legend to the effect of the foregoing.
14. Stock Units Subject to Plan. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions, except as permitted by the Plan.
15. Policies. The Stock Units granted in this Agreement and any underlying shares of Common Stock or value received will be subject to all share retention and other policies applicable to non-employee members of the Company’s Board of Directors that may be implemented by the Board from time to time.
16. EU Age Discrimination. For purposes of this Agreement, if the Participant is a resident of and provides services in a country that is a member of the European Union, the grant of the Stock Units and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
17. Forced Sale of Shares; Compliance with Laws; Repatriation. Notwithstanding anything in the Agreement to the contrary, if required by applicable law or foreign exchange rules or regulations, the Company may, in its sole discretion, require the Participant to immediately sell any or all shares of Common Stock issued upon settlement of the Stock Units (in which case, the Company shall have the authority to issue sales instructions in relation to such shares of Common Stock on the Participant’s behalf).
The Participant agrees, as a condition of the grant of the Stock Units, to repatriate all payments attributable to the Stock Units and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Stock Units) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with all applicable laws, rules and regulations in the Participant’s country of residence (and country of service, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all applicable laws, rules and regulations in the Participant’s country of residence (and country of service, if different).
18. Code Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A, to the extent applicable. Any payments to be made upon a termination of service under this Agreement may only be made upon a “separation from service” under Section 409A. In no event may the Participant, directly or indirectly, designate the calendar year of a payment, except in accordance with Section 409A.

19. No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right to continued service nor shall it interfere in any way with the right of the Company to terminate the service of the Participant at any time.
20. Discretionary Nature of Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Company, in its sole discretion, at any time. The grant of the Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Stock Units or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, suspension or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company.
21. Consent to Collection, Use, Processing, and Transfer of Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s grant of the Stock Units and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.
The Company holds certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Stock Units, or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logic and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence (and country of service, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of

Common Stock on the Participant’s behalf by a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting [INSERT CONTACT].
22. Private Placement. The grant of the Stock Units is not intended to be a public offering of securities in the Participant’s country of residence (and country of service, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under U.S. or local law) and the grant of the Stock Units is not subject to the supervision of the local securities authorities (unless otherwise required under U.S. or local law).
23. Electronic Delivery of Documents. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Units or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
24. English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Units, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
25. Additional Requirements. The Company reserves the right to impose other requirements on the Stock Units, any shares of Common Stock acquired pursuant to the Stock Units and the Participant's participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Stock Units and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
26. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.
27. Governing Law/Severability. All questions concerning the construction, validity and interpretation of the Stock Units and the Plan shall be governed and construed according to the laws of the Commonwealth of Kentucky, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Stock Units or the Plan shall be brought only in the state or federal courts of the Commonwealth of Kentucky. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

28. Entire Agreement. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.
29. By accepting the grant of the Stock Units, the Participant acknowledges that the Participant has read this Agreement, the Addendum to this Agreement (as applicable) and the Plan, and specifically accepts and agrees to the provisions therein.